EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-44505 on Form S-8 of our report dated June 22, 2007, appearing in this Annual Report on Form 11-K of Brady Corporation Brady Matched 401(k) Plan for the years ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
June 28, 2007